Exhibit 10.79

AMENDMENT AND FORBEARANCE

This AMENDMENT AND FORBEARANCE (“Agreement”) to is entered into as of March 23, 2007 (the “2007 Closing Date”), by and between LSQ Funding Group, L.C. and BRE LLC (collectively, “Lender”), and Tri-S Security Corporation (“TSS”), and each of TSS’s affiliates (“Affiliates”), Paragon Systems, Inc. (“Paragon”), The Cornwall Group, Inc., Vanguard Security, Inc., Forestville Corporation, Vanguard Security of Broward County, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc. (“Armor”), Protection Technologies Corporation, International Monitoring, Inc., Guardsource Corp. and Virtual Guard Source, Inc. (TSS and the Affiliates, collectively, “Borrower”).

WHEREAS, Lender and Borrower have, entered into that certain CREDIT AGREEMENT (the “Loan Agreement”) and that certain FACTORING AGREEMENT (the “Factoring Agreement”), both dated as of and closed on October 19, 2005, and the other documents entered into and contemplated therein, all as amended hereby; and

WHEREAS, Borrower is or may be in default under the terms of the Loan Documents, by reason of the following: (a) the pending lawsuit filed by Borrower in the United States District Court, Northern District of Georgia, Atlanta Division against the Former Shareholders, the legal proceeding contemplated thereby and any claim for damages that have been commenced prior to the date hereof or may be commenced after the date hereof by the Former Shareholders relating to the Redemption Obligation or otherwise (the “Pending Claims”), and b(b) Borrower’s failure to pay the interest otherwise payable in February 2006, August 2006 and February 2007 with respect to the Redemption Obligation, (c) Borrower’s failure to redeem by February 27, 2007, the shares of TSS’s Series C Redeemable Preferred Stock held by the Former Shareholders, and (d) failure to either submit the Report required under Section 5.17 of the Loan Agreement, or to resolve the Pending Claims on a timely basis (each of the above collectively, the “Existing Defaults”); and

WHEREAS, Borrower has requested that Lender forbear from exercising its rights and remedies against Borrower from the date hereof through the earlier of February 28, 2008, or the occurrence of an Event of Default other than an Existing Default (the “Forbearance Period”). Although Lender is under no obligation to do so, Lender is willing to forbear from exercising its rights and remedies against Borrower through the Forbearance Period on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner; and

WHEREAS, Borrower needs additional funds up to $2.5 million dollars in order to pursue several business opportunities; and

WHEREAS, Lender is willing to make the agreements and the loans that Borrower has requested in consideration of the promises set forth below; and

WHEREAS, Borrower is willing to pay the fees and interest, and grant the rights described below so that it can effectively pursue the opportunities.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement and Factoring Agreement.

2. Agreements.

2.1 Forbearance. So long as no Event of Default, other than the Existing Defaults, occurs or exists, subject to the terms and conditions set forth herein, Lender agrees that during the Forbearance Period, Lender will not (x) exercise any default remedy available to Lender under any Loan Document or applicable law; (y) enforce collection from any Borrower or any Guarantor of any of the Obligations; or (z) foreclose on its security interest in any of the Collateral (as defined in all Loan Documents).

Except as expressly provided herein, this Agreement does not constitute a waiver or release by Lender of any Obligations or of any Event of Default other than the Existing Defaults, or of any Event of Default which may arise in the future after the date of this Agreement. If Borrower does not comply with the terms of this Agreement and the Loan Documents, as modified herein, Lender shall have no further obligations under this Agreement and shall be permitted to exercise at such time any rights and remedies against Borrower as it deems appropriate in its sole and absolute discretion. Borrower understands that Lender has made no commitment and is under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period.

2.2 Amendments.

(a) Security Interest. Borrower hereby grants and reaffirms the grant to Lender of a security interest in all Collateral to secure all Obligations, including all obligations under the Loan Agreement, the Factoring Agreement, the Loan Documents and this Agreement. The term Collateral shall include the Collateral identified in the Loan Documents, and the collateral identified in Exhibit A hereto. Borrower shall execute such documents as are required by Lender in order to upon a valid perfected security interest in the Collateral, including the Pledge Agreement attached hereto as Exhibit B.

(b) The following sub-sections shall be added to Section 2.2 of the Loan Agreement:

(e) 2007 Term Loan. Subject to the terms and conditions hereof, Lender agrees to make an additional Term Loan (the “2007 Term Loan”) to Borrower, up to Two Million Five Hundred Thousand Dollars ($2,500,000), the proceeds of which may only be used for working capital needs of Borrower. The term (“Term”) of the 2007 Term Loan shall be from the 2007 Closing Date until March 28, 2009 (“2007 Term Loan Due Date”). Upon the execution of this Agreement, Lender will make an initial advance to Borrower of no less than $100,000.00 (“Initial Minimum Balance”).

(f) Amortization of 2007 Term Loan. Interest on the outstanding balance of the 2007 Term Loan will be due and payable on April 1, 2007, and on the first day of each month thereafter. The outstanding principal balance of the 2007 Term Loan, and all remaining accrued and unpaid interest under the 2007 Term Loan, must be paid in full on the 2007 Term Loan Due Date. Subject to payment of the Minimum Balance Fee, Borrower may repay the 2007 Term Loan at any time prior to the 2007 Term Loan Due Date, but any amounts repaid may not be re-borrowed.

(c) Section 2.4 of the Loan Agreement is deleted and replaced with the following:

2.4 Rates; Payment.

(a) Interest Rates.

(i) Factoring Advances. With respect to the Factoring Advances, Borrower shall pay to Lender the charges and interest due under the Factoring Agreement, including a Fund Usage Fee Rate equal to one percent (1%) per annum in excess of the Prime Rate, but not less than 6.0% per annum.

(ii) Term Loan Interest Rate. With respect to the entire principal outstanding under the 2007 Term Loan, interest shall accrue and be payable at the Base Rate plus the Term Loan Margin, but not less that 12% per annum. From and after 2007 Closing Date, the Term Loan Margin shall be 5.50 percent (550 basis points) per annum.

(b) Other Rates, Fees.

(i) Default Rate; Fees. Upon the occurrence and during the continuance of an Event of Default (other than the Existing Defaults during the Forbearance Period), in addition to any of Lender’s other rights and remedies with respect to such Event of Default, Borrower will pay post-Event of Default interest (“Default Interest”), as follows: (i) with respect to the Factoring Advances, Borrower shall pay to Lender the post-default charges and interest due under the Factoring Agreement; (ii) in addition to any other fees and interest chargeable to Borrower on account of the 2007 Term Loan, Borrower shall pay to Lender a fee of $60,000 per month (“Term Loan Default Fee”), which shall be due and payable when interest is otherwise due, but if the 2007 Term Loan has been paid in full within sixty (60) days of a notice by Lender to Borrower of an Event of Default, in lieu of the Term Loan Default Fee, Borrower may pay an amount equal to the Minimum Balance Fee that would be calculated as of the date of the payment in full of the 2007 Term Loan, if within the sixty day period; and (iii) in addition to the Term Loan Default Fee, all Obligations not paid when due will earn interest at the rate of eighteen percent (18%) per annum until paid, including all amounts due under this section.

(ii) Minimum Balance Fee. If there has been no Event of Default, and Borrower has failed to maintain the principal amount outstanding under the 2007 Term Loan at or above the Initial Minimum Balance (i.e., $100,000) for any consecutive five day period during the Term, in addition to all other interest and fees due under the Loan Documents, Borrower must pay to Lender a success fee (“Minimum Balance Fee”) equal to the number of months (partial or otherwise) that any portion of the 2007 Term Loan is outstanding during the Term, multiplied by $50,000.00 (e.g., in the event that Borrower successfully pursues opportunities, or is otherwise able to repay the 2007 Term Loan by June of 2007, for the months of March to June of 2007, the Minimum Balance Fee would be $200.000, or, $50,000 per month for the four months that a balance was outstanding during the Term). The Minimum Balance Fee shall be paid upon demand by Lender, or if no demand, upon payment in full of the 2007 Term Loan, but no Minimum Balance Fee shall be owing if the outstanding principal balance of the 2007 Term Loan is, at all times during the Term, greater than the Initial Minimum Balance, or if Borrower is obligated to make the Term Loan Default Fee.

(iii) Unused Line Fee. In addition, Borrower will pay Lender an unused line fee of one-quarter of one percent (.25%) per month, computed on the difference between the monthly average outstanding principal balance of the 2007 Term Loan and $2,500,000.

(d) Section 2.10 of the Loan Agreement is deleted in its entirety, and is replaced with the following

2.10 Crediting Payments. The receipt of any payment by Lender on the Term Loan shall be applied provisionally to reduce the Term Loan obligations, but shall not be considered a payment on account unless such payment is a wire transfer of immediately available federal funds and is made to Lender or unless and until such payment item is honored when presented for payment. All payments or receipts shall, at Lender’s discretion, be applied first to any Obligations under the Factoring Agreement, and then to the Term Loan. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Any payment that has been received, but which Lender is required to return, for any reason, shall not be deemed a payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender, on account of a Term Loan, only if it is received by Lender on a Business Day on or before 11:00 a.m., Eastern time. If any payment item is received by Lender on a non-Business Day or after 11:00 a.m., Eastern time on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

(e) Section 5.17 of the Loan Agreement is deleted in its entirety, and is replaced with the following:

5.17. Redemption. No later than February 28, 2008, Borrower shall deliver to Lender a written report that demonstrates that Borrower has the ability to satisfy the Redemption Obligation as of the due date thereof (the “Report”), which Report shall be in form and content reasonably acceptable to Lender. Lender shall review the Report, and in the event that Lender determines, in its reasonable judgment, that the Report is not acceptable, then Lender shall send Borrower a notice of rejection (“Notice of Rejection”). Upon delivery of a Notice of Rejection by Lender to Borrower, Borrower shall be deemed to be in default of this Section 5.17, and such notice shall constitute an Event of Default under Section 7.1(b) of the Agreement.

(f) Other Terms. The following terms shall be added to the Loan Agreement:

(i) Availability Requirement. From and after February 28, 2008, and through and until the 2007 Term Loan Due Date, Borrower must, at all times, maintain 30 day average availability of not less than $1 million under the Factoring Agreement, as calculated by Lender. In the event of a dispute as to the calculation, Lender’s calculation shall prevail in the absence of manifest error, but in any event, Borrower shall be bound by Lender’s calculation of availability as to which Borrower has failed to make a written objection within ten days of Lender sending Borrower any such calculation.

(ii) Pledge of Stock. Upon execution of this Agreement, Lender shall have been granted a security interest in all of the shares of stock of the Affiliates listed on Exhibit A to this Agreement. Lender’s security interest in the stock of Paragon is subject to a security interest as to 40% of the shares in favor of the Former Shareholders. No later than February 28, 2008, Borrow will have provided Lender with a pledge of all of the stock of Paragon, free of the security interests of the Former Shareholders, and all other security interests or encumbrances.

(iii) Resolution of Pending Claims. The Pending Claims must be completely resolved by February 28, 2008, to Lender’s satisfaction.

(iv) Remedies. Failure by Borrower to satisfy any of the above on a timely basis, is an Event of Default, and, in addition to all other remedies, Lender may accelerate all Obligations, it may terminate the Factoring Agreement, it may elect to continue to make advances and perform under the Factoring Agreement on a provisional basis, or it may elect to do any or all of the above.

(v) Section 3.3(e) of the Loan Agreement. Lender acknowledges and agrees that, by virtue of the sale of AFS Interest by Borrower in May 2006 and the payment of the proceeds thereof by Borrower to Lender, the obligations of Borrower set forth in Section 3.3(e) of the Loan Agreement have been satisfied in full.

3. Limitation of Forbearance.

3.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

4.3 The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Documents do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Documents do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6. Release by Borrower.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Lender and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, or any equivalent statute or rule that may be applicable, which provides substantially as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

6.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Agreement, and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

6.5 Borrower hereby represents and warrants to Lender, and Lender is relying thereon, as follows:

(a) Except as expressly stated in this Agreement, neither Lender nor any agent, employee or representative of Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b) Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Agreement are contractual and not a mere recital.

(d) This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Lender, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Lender of this Agreement by each party hereto, (b) Borrower’s payment of all legal fees and costs in connection with this Agreement which are outstanding, and (c) Lender’s receipt of the Acknowledgment of Forbearance and Reaffirmation of Guaranty substantially in the form attached hereto.

9. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida.

10. Borrower agrees to pay to Lender, as fully earned, and to reimburse Lender as follows: a) in consideration of the Lender’s commitment to the 2007 Term Loan, Forty Thousand and No/00 Dollars ($40,000.00); b) legal fees incurred by Lender in an amount estimated at $3000, plus such amounts are as incurred with respect to comments made and changes requested by Borrower in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above. In executing this Agreement, the undersigned, in their individual capacity, warrant and represent that the Affiliates are all of the entities with business operations affiliated with TSS.

BORROWER:

TRI-S SECURITY CORPORATION

By:	/s/ Robert K. Mills

Name:	Robert K. Mills

Title:	Chief Financial Officer

PARAGON SYSTEMS, INC.

By:	/s/ Robert K. Mills

Name:	Robert K. Mills

Title:	Secretary

THE CORNWALL GROUP, INC.

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

VANGUARD SECURITY, INC.

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

FORESTVILLE CORPORATION

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

ARMOR SECURITY, INC.

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

PROTECTION TECHNOLOGIES CORPORATION

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

INTERNATIONAL MONITORING, INC.

By:	/s/ Robert K. Mills
Name:	Robert K. Mills
Title:	Secretary

GUARDSOURCE CORP.

	By:	/s/ Robert K. Mills
	Name:	Robert K. Mills
	Title:	Secretary

VIRTUAL GUARD SOURCE CORP.

	By:	/s/ Robert K. Mills
	Name:	Robert K. Mills
	Title:	Secretary

LENDER:	LSQ FUNDING GROUP, L.C.

	By:	/s/ Maxwell Eliscu
	Name:	Maxwell Eliscu
	Title:	Authorized Agent

BRE LLC

	By:	/s/ Maxwell Eliscu
	Name:	Maxwell Eliscu
	Title:	Authorized Agent